Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-quarter Financial Results

Crane sales growth driven by increasing demand across multiple geographies;

Foodservice maintains solid momentum through continued product innovation

MANITOWOC, Wis. — July 26, 2011 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $949.8 million for the second quarter of 2011, up 15.9 percent from $819.3 million in the second quarter of 2010. The sales increase was primarily due to a 22.9 percent increase in Crane segment sales, coupled with a 7.4 percent increase in Foodservice segment sales.

On a GAAP basis, the company reported earnings of $2.7 million, or $0.02 per diluted share, in the second quarter versus earnings of $14.1 million, or $0.11 per diluted share, in the second quarter of 2010. Both periods included special items. Excluding special items, adjusted earnings from continuing operations were $20.2 million, or $0.16 per diluted share, in the second quarter of 2011, versus adjusted earnings from continuing operations of $14.5 million, or $0.11 per diluted share, in the second quarter of 2010. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

“Our strong second-quarter results underscore the improved demand for our products across multiple geographies. In both Cranes and Foodservice, we are seeing improving confidence within our customer base, despite some lingering uncertainty in the broader economic landscape. Order activity has started to rebound in our developed markets, while emerging markets have maintained their momentum,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer.

“Achieving and preserving an optimal capital structure remains a key priority for us as we capitalize on the strategic opportunities ahead of us. We continue to focus on working capital management to ensure we maintain an appropriate balance between our ability to meet growing customer demand and our cash generation and debt reduction goals,” continued Tellock. “We believe that our initiatives around product innovation and operational excellence position us well to leverage the recovering economy. We will continue to invest in the necessary people, processes, and technology to support our long-term growth strategy as we focus on expanding our leadership and competitive position in 2011 and beyond.”

Crane Segment Results

Second-quarter 2011 net sales in the Crane segment were $554.8 million, up 22.9 percent from $451.6 million in the second quarter of 2010, driven primarily by continued growth in the Americas region and strong demand in emerging markets.

Crane segment operating earnings for the second quarter of 2011 decreased to $29.5 million from $38.5 million in the same period last year. This resulted in a Crane segment operating margin of 5.3 percent for the second quarter of 2011, down from 8.5 percent in the same period in 2010. The year-over-year decrease in margin was due to commodity cost pressure, as well as an unusually high margin in 2010 that resulted from the collection of fully reserved accounts receivable totaling over $6 million. Crane segment backlog totaled $839 million as of June 30, 2011, an increase of 4.9 percent from the $800 million backlog at March 31, 2011, and up 58 percent from one year ago. Orders of $588 million generated a book-to-bill ratio of 1.1.

“The second-quarter Crane segment results illustrate the benefits we receive from our global footprint and considerable product breadth. Project discussions and improved quoting activities are occurring in most product lines with demand in North America picking up, particularly in large rough-terrain cranes and boom trucks, coupled with increased activity in some parts of Europe for tower cranes and all-terrain cranes. In our emerging markets, we still see energy and infrastructure projects driving sales. The level of activity we have witnessed in the first half of this year supports our assertion that 2010 was indeed the trough and 2011 will be a transition year as we continue to move through this recovery,” added Tellock.

Foodservice Segment Results

Second-quarter 2011 net sales in the Foodservice segment were $395.0 million, up 7.4 percent from $367.7 million in the second quarter of 2010. The year-over-year increase was driven by the development and introduction of new Foodservice products and strengthening demand in certain end markets and geographies.

Foodservice operating earnings for the second quarter of 2011 were $62.2 million, up 12.9 percent versus $55.1 million in the second quarter of 2010. This resulted in a Foodservice segment operating margin of 15.7 percent for the second quarter of 2011, up from 15.0 percent in the prior year period. The year-over-year increase in margin was largely due to a favorable product mix, new product rollouts, and improved operating efficiencies, but was somewhat offset by customer mix and commodity cost pressure.

“Our commitment to innovation and superior technologies has continued to drive the solid financial performance within our Foodservice segment. During the quarter we completed the successful launch of our Indigo ice machine platform, along with introducing technological enhancements for our Merrychef ovens and blended beverage products,” explained Tellock. “Our conversations with new and existing customers not only reveal an increased level of confidence, but further validate our leading position in the marketplace. As we look ahead, we are focused on increasing the operational efficiency across our Foodservice segment, which will include the implementation of various lean strategies throughout the remainder of 2011.”

Cash Flow

Cash flow used for operating activities in the second quarter of 2011 was $34.3 million due to the incremental working capital requirements to support the company’s expanding business. Cash flow used for investing activities during the quarter included $11.0 million for capital expenditures.

2011 Guidance
Given second-quarter results that were in-line with its expectations, the company is reaffirming its full-year guidance for 2011, with increased confidence concerning Crane top-line performance.

For the full-year 2011, Manitowoc expects:

•        Crane revenue — low double-digit year-over-year percentage growth

•        Crane margins — improved margins building off 2010 trough levels

•        Foodservice revenue — high single-digit percentage growth

•        Foodservice margins — improving mid-teen margins versus 2010

•        Capital expenditures — approximately $70 million

•        Depreciation & amortization — approximately $125 million

•        Interest expense — approximately $150 million

•        Amortization of deferred financing fees — approximately $15 million

•        Debt reduction — target of $200 million

Adjusted EBITDA
The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2011 was $327.5 million. The reconciliation of earnings from continuing operations to Adjusted EBITDA is as follows (in millions):

Net loss attributable to Manitowoc	$(114.1)
Loss from discontinued operations	11.3
Loss on sale of discontinued operations	33.6
Depreciation and amortization	122.0
Interest expense and amortization of deferred financing fees	184.7
Costs due to early extinguishment of debt	56.2
Restructuring charges	4.7
Income taxes	35.8
Other	(6.7)
Adjusted EBITDA	$327.5

GAAP Reconciliation
In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net earnings (loss) attributable to Manitowoc	$2.7	$14.1	$(49.7)	$(9.1)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.3	(0.4)	3.0	(0.5)
(Gain) loss on sale of discontinued operations	0.2	—	33.6	—
Early extinguishment of debt	15.7	—	18.1	10.2
Restructuring expense	1.3	0.8	1.9	1.1
Net earnings before special items	$20.2	$14.5	$6.9	$1.7

Diluted earnings (loss) per share	$0.02	$0.11	$(0.38)	$(0.07)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.00	(0.00)	0.02	(0.00)
(Gain) loss on sale of discontinued operations	0.00	—	0.26	—
Early extinguishment of debt	0.12	—	0.14	0.08
Restructuring expense	0.01	0.01	0.01	0.01
Diluted earnings per share before special items	$0.16	$0.11	$0.06	$0.01

Investor Conference Call
On July 27 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.
The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments;

•                  the ability to capitalize on key strategic opportunities;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in the debt and capital markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  in connection with acquisitions, divestitures, strategic alliances and joint ventures, the finalization of the price and other terms; the realization of contingencies consistent with any established reserves; and unanticipated issues associated with transitional services;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010..

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2011 and 2010

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$949.8	$819.3	$1,682.0	$1,503.7
Cost of sales	725.2	613.1	1,277.0	1,131.1
Gross profit	224.6	206.2	405.0	372.6

Engineering, selling and administrative expenses	145.4	124.5	285.6	249.0
Restructuring expense	2.0	1.3	2.9	1.7
Amortization expense	9.6	9.7	19.3	19.2
Other	0.1	—	0.1	—
Operating earnings (loss)	67.5	70.7	97.1	102.7
Amortization of deferred financing fees	(2.7)	(5.2)	(6.0)	(12.1)
Interest expense	(38.3)	(43.2)	(77.7)	(83.8)
Loss on debt extinguishment	(24.2)	—	(27.8)	(15.7)
Other income - net	0.3	(5.5)	1.1	(11.9)
Earnings (loss) from continuing operations before taxes on income	2.6	16.8	(13.3)	(20.8)
Provision (benefit) for taxes on income	0.5	3.9	1.8	(10.0)

Earnings (loss) from continuing operations	2.1	12.9	(15.1)	(10.8)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	0.4	(3.0)	0.5
Loss on sale of discontinued operations, net of income taxes	(0.2)	—	(33.6)	—
Net earnings (loss)	1.6	13.3	(51.7)	(10.3)
Less net loss attributable to noncontrolling interests	(1.1)	(0.8)	(2.0)	(1.2)
Net earnings (loss) attributable to Manitowoc	$2.7	$14.1	$(49.7)	$(9.1)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$3.2	$13.7	$(13.1)	$(9.6)
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	0.4	(3.0)	0.5
Loss on sale of discontinued operations, net of income taxes	(0.2)	—	(33.6)	—
Net earnings (loss) attributable to Manitowoc	$2.7	$14.1	$(49.7)	$(9.1)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.02	$0.10	$(0.10)	$(0.07)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	0.00	(0.02)	0.00
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	—	(0.26)	—

BASIC EARNINGS (LOSS) PER SHARE:	$0.02	$0.11	$(0.38)	$(0.07)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.02	$0.10	$(0.10)	$(0.07)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	0.00	(0.02)	0.00
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	—	(0.26)	—

DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$0.11	$(0.38)	$(0.07)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,457,059	130,574,043	130,440,221	130,535,386
Average Shares Outstanding - Diluted	133,822,522	132,609,138	130,440,221	130,535,386

SEGMENT SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales from continuing operations:
Cranes and related products	$554.8	$451.6	$947.6	$818.4
Foodservice equipment	395.0	367.7	734.4	685.3
Total	$949.8	$819.3	$1,682.0	$1,503.7

Operating earnings (loss) from continuing operations:
Cranes and related products	$29.5	$38.5	$42.0	$43.1
Foodservice equipment	62.2	55.1	103.4	101.7
General corporate expense	(12.5)	(11.9)	(26.0)	(21.2)
Restructuring expense	(2.0)	(1.3)	(2.9)	(1.7)
Amortization	(9.6)	(9.7)	(19.3)	(19.2)
Other	(0.1)	—	(0.1)	—

Total	$67.5	$70.7	$97.1	$102.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2011 and 2010

(In millions)

BALANCE SHEET

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and temporary investments	$83.8	$86.4
Restricted cash	9.5	9.4
Accounts receivable - net	427.8	255.1
Inventories - net	734.9	557.0
Deferred income taxes	125.8	131.3
Other current assets	54.6	57.7
Current assets of discontinued operation	—	63.7
Total current assets	1,436.4	1,160.6

Property, plant and equipment - net	555.0	565.8
Intangible assets - net	2,067.2	2,066.7
Other long-term assets	95.6	92.6
Long-term assets of discontinued operation	—	123.6
TOTAL ASSETS	$4,154.2	$4,009.3

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$901.3	$776.1
Short-term borrowings	103.2	61.8
Customer advances	35.0	48.9
Product warranties	87.8	86.7
Product liabilities	27.4	27.8
Current liabilities of discontinued operation	—	24.2
Total current liabilities	1,154.7	1,025.5

Long-term debt	1,978.1	1,935.6
Other non-current liabilities	531.0	551.1
Long-term liabilities of discontinued operation	—	18.6
Stockholders’ equity	490.4	478.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,154.2	$4,009.3

CASH FLOW SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net earnings (loss) attributable to Manitowoc	$2.7	$14.1	$(49.7)	$(9.1)
Non-cash adjustments	57.2	38.6	130.5	95.4
Changes in operating assets and liabilities	(93.9)	17.5	(251.7)	(83.5)
Net cash provided from (used for) operating activities of continuing operations	(34.0)	70.2	(170.9)	2.8
Net cash provided from (used for) operating activities of discontinued operations	(0.3)	9.7	(18.5)	7.5
Net cash provided from (used for) operating activities	(34.3)	79.9	(189.4)	10.3
Business acquisitions, net of cash acquired	—	—	—	(4.8)
Capital expenditures	(11.0)	(6.4)	(18.6)	(14.4)
Restricted cash	0.3	(3.2)	(0.1)	(3.0)
Proceeds from sale of business	—	—	143.6	—
Proceeds from sale of fixed assets	2.1	5.9	2.9	11.8
Net cash provided from (used for) investing activities of discontinued operations	—	(1.4)	—	(1.9)
Payments on borrowings - net	63.5	4.8	69.5	27.2
Payments on receivable financing - net	(0.7)	(1.6)	(1.4)	(3.2)
Proceeds from securitization financing	—	38.0	—	101.0
Payments on securitization financing	—	(101.0)	—	(101.0)
Dividends paid	—	—	—	—
Stock options exercised	2.1	—	3.6	0.4
Debt issuance costs	(13.6)	(0.6)	(13.6)	(11.3)
Effect of exchange rate changes on cash	0.3	(1.8)	0.9	(4.5)
Net increase (decrease) in cash & temporary investments	$8.7	$12.6	$(2.6)	$6.6